UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2017

ENGILITY HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35487	61-1748527
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	4803 Stonecroft Blvd. Chantilly, Virginia	20151
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 633-8300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On February 13, 2017 (the “Amendment Effective Date”), Engility Holdings, Inc., a Delaware corporation (the “Company”), and Engility Corporation, a Massachusetts corporation and a wholly owned subsidiary of the Company (the “Borrower”), entered into Amendment No. 1 (the “Amendment”) to the Credit Agreement, dated as of August 12, 2016, among the Borrower, the Company, the several lenders from time to time parties thereto and Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent (“Morgan Stanley”).

The parties entered into the Amendment in order to reduce the interest rate margins applicable to (i) the Borrower’s senior secured term B1 loan facility in the original principal amount of $200 million (“Existing Term B1 Loans”) from 3.25% to 2.25%, in the case of alternate base rate loans, and from 4.25% to 3.25%, in the case of Eurocurrency loans, and (ii) the Borrower’s senior secured term B2 loan facility in the original principal amount of $680 million (“Existing Term B2 Loans”) from 3.75% to 2.75%, in the case of alternate base rate loans, and from 4.75% to 3.75%, in the case of Eurocurrency loans.  The Amendment was accomplished by (i) the Borrower obtaining new term B1 loan commitments (“Term B1 Loans”) to refinance the Existing Term B1 Loans and Morgan Stanley making additional Term B1 Loans to the Borrower in a principal amount equal to $195.0 million minus the principal amount of any Existing Term B1 Loans outstanding on the Amendment Effective Date that were converted into Term B1 Loans on the Amendment Effective Date, and (ii) the Borrower obtaining new term B2 loan commitments (“Term B2 Loans”) to refinance the Existing Term B2 Loans and Morgan Stanley making additional Term B2 Loans to the Borrower in a principal amount equal to $608.0 million minus the principal amount of any Existing Term B2 Loans outstanding on the Amendment Effective Date that were converted into Term B2 Loans on the Amendment Effective Date. The proceeds of the Term B1 Loans and Term B2 Loans, respectively, will be applied to repay in full the Existing Term B1 Loans and Existing Term B2 Loans, respectively, outstanding as of the Amendment Effective Date. The transaction is expected to lower the Company’s fiscal year 2017 interest expense by approximately $5 million after fees and expenses.

The foregoing description of the Amendment is qualified in its entirety by reference to such document, a copy of which will be filed with the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and which is incorporated into this Item 1.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 with respect to the Amendment is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Engility Holdings, Inc.

Date: February 17, 2017	By:	/s/ Jon Brooks
Jon Brooks
Vice President, Deputy General Counsel and Corporate Compliance Officer